Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements, as listed below, of Capital One Financial Corporation and in the related Prospectuses, where applicable, of our reports dated February 27, 2014, with respect to the consolidated financial statements of Capital One Financial Corporation and the effectiveness of internal control over financial reporting of Capital One Financial Corporation, included in this Annual Report (Form 10-K) of Capital One Financial Corporation for the year ended December 31, 2013.

Registration Statement Number	Form	Description

033-99748	Form S-3	Dividend Reinvestment and Stock Purchase Plan

333-97125	Form S-3	2002 Dividend Reinvestment and Stock Purchase Plan

333-181047	Form S-3	Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Warrants, Units

033-86986	Form S-8	1994 Stock Incentive Plan

033-91790	Form S-8	1995 Non-Employee Directors Stock Incentive Plan

033-97032	Form S-8	Amendment to 1994 Stock Incentive Plan

333-42853	Form S-8	1994 Stock Incentive Plan – 1997 Special Option Program

333-45453	Form S-8	1998 Associate Savings Plan

333-51637	Form S-8	1994 Stock Incentive Plan

333-51639	Form S-8	1994 Stock Incentive Plan – Tier 5 Special Option Program

333-57317	Form S-8	1994 Stock Incentive Plan – 1998 Special Option Program

333-70305	Form S-8	1994 Stock Incentive Plan – Supplemental Special Option Program

333-78067	Form S-8	1994 Stock Incentive Plan

333-78383	Form S-8	1994 Stock Incentive Plan – 1999 Performance-Based Option Program and Supplemental Special Option Program

333-78609	Form S-8	1999 Stock Incentive Plan

333-78635	Form S-8	1999 Non-Employee Directors Stock Incentive Plan

333-84693	Form S-8	1994 Stock Incentive Plan – Supplemental Special Option Program

333-91327	Form S-8	1994 Stock Incentive Plan

333-92345	Form S-8	1994 Stock Incentive Plan

333-43288	Form S-8	1994 Stock Incentive Plan

333-58628	Form S-8	1994 Stock Incentive Plan

333-72788	Form S-8	1994 Stock Incentive Plan – 2001 Performance-Based Option Program

333-72820	Form S-8	1999 Non-Employee Stock Incentive Plan

333-72822	Form S-8	1994 Stock Incentive Plan

333-76726	Form S-8	1994 Stock Incentive Plan

333-72820	Form S-8	1999 Non-Employee Directors Stock Incentive Plan

333-97123	Form S-8	2002 Non-Executive Officer Stock Incentive Plan

333-97127	Form S-8	2002 Associate Savings Plan

333-100488	Form S-8	2002 Associate Stock Purchase Plan

333-117920	Form S-8	2004 Stock Incentive Plan

333-124428	Form S-8	Acquisition of Hibernia Corporation

333-136281	Form S-8	2004 Stock Incentive Plan

333-133665	Form S-8	Acquisition of North Fork Bancorporation

333-151325	Form S-8	Amended and Restated Associate Stock Purchase Plan

333-158664	Form S-8	Second Amended and Restated 2004 Stock Incentive Plan

333-181736	Form S-8	Amended and Restated 2002 Associate Stock Purchase Plan

333-193683	Form S-8	Associate Savings Plan as Amended and Restated

/s/ Ernst & Young LLP

McLean, Virginia

February 27, 2014